Exhibit 99.1

Aptevo Announces Executive Leadership Transitions to Support Next Phase of Growth

Clinical progress, pipeline expansion, and operational momentum underpin leadership continuity as the Company advances into 2026 and beyond

SEATTLE, WA – February 3, 2026 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company developing novel immune-oncology therapeutics based on its proprietary ADAPTIR™ and ADAPTIR-FLEX™ platform technologies, today announced executive leadership transitions to support the Company’s continued execution, drive achievement of long-term strategic objectives, and next phase of growth.

Effective April 1, 2026, Marvin White, who has served as President and Chief Executive Officer since 2016, has chosen to retire from this position and assume the role of Executive Chair, where he will focus on cultivating strategic opportunities to help shape long-term success. Jeff Lamothe, currently Chief Operating Officer, will assume the role of President and Chief Executive Officer and will join Aptevo’s Board of Directors. John E. Niederhuber, M.D., will transition from Chairman of the Board to Lead Independent Director. All three leaders have been part of Aptevo since the Company’s inception in 2016, and the leadership changes reinforce continuity while supporting the Company’s continued execution and future success.

“Aptevo has reached an important inflection point,” said Mr. White. “We have a clinically proven platform, a growing body of patient data, a strong balance sheet, access to liquidity sources, and a leadership team that has been executing together for many years. I am not stepping away from the Company; rather, this transition reflects a purposeful shift in how we are aligned as a leadership team. With Jeff serving as President and CEO, I will be able to devote more time serving the Company by identifying and advancing strategic growth opportunities.”

Under the leadership of Mr. White and Mr. Lamothe, Aptevo has evolved into a company with a clinically validated platform, an expanded and diversified pipeline, and a strong financial foundation. During their tenure, the Company established proof-of-concept for its proprietary technology, introduced ADAPTIR-FLEX™ as a second platform that complements ADAPTIR™, and built a pipeline of eight molecules. Aptevo also broadened its therapeutic scope beyond bispecific antibodies to include two trispecific programs, while creating and executing a strategy to leverage its proprietary and differentiated CD3 binding domain. We believe these advances have translated into meaningful clinical outcomes, enabling many patients enrolled in Aptevo’s clinical trials to achieve complete remission. More than 100 patients have now been treated with the Company’s CD123 x CD3 program, mipletamig, which has demonstrated consistent signals of strong efficacy alongside a differentiated safety profile in acute myeloid leukemia. In parallel, Aptevo has expanded its pipeline through both internal development and external collaboration, including its partnership with Alligator Bioscience for the development of ALG.APV-527 in solid tumors.

At the same time, Aptevo has strengthened its financial position, establishing a cash runway into 2029, including capital available under the recently announced $60 million equity line of credit. Collectively, these accomplishments reflect disciplined execution across technology development, clinical advancement, pipeline expansion, and financial stewardship.

“I want to thank John for his leadership as Chairman and for the thoughtful, steady guidance he has provided to Aptevo over the years. I am grateful that he will continue to serve the Company as Lead Independent Director, and I value his continued partnership,” said Mr. White.

He continued, “Jeff has been a driving force behind many of the Company’s most important advances, and both the Board and I have complete confidence in his leadership. He is the right leader to guide Aptevo forward at this stage, and I am excited to continue working closely with him as Executive Chair as we focus on advancing our strategy, expanding partnerships, and building on the momentum we have created.”

Mr. White’s move to Executive Chair will deepen Aptevo’s focus on harnessing strategic opportunities that align with corporate growth goals and maintaining continuity at the leadership level. As Executive Chair, he will also serve as a strategic advisor, leveraging his experience to help guide Aptevo’s next stage of growth.

Mr. Lamothe’s appointment reflects his central role in Aptevo’s accomplishments and his leadership across day-to-day operations and vision for growth. Many of the Company’s key advances—including clinical progress, pipeline development, operational discipline, and financial execution—have occurred under his direct leadership as Chief Operating Officer, in close partnership with Mr. White.

“Jeff has been instrumental in building the operational foundation we have today,” Mr. White added. “He understands this organization deeply, has earned the confidence of the Board, and is the right leader to carry Aptevo forward as we execute against our goals.”

“I am honored to step into the role of President and CEO at this stage of Aptevo’s journey,” said Mr. Lamothe. “We have a strong team, a clear plan, and a pipeline we believe has the meaningful potential to positively impact the lives of patients fighting cancer. Our focus remains on disciplined execution—completing the mipletamig Phase 1b program, advancing our pipeline, and pursuing business development opportunities that align with our strategy and capabilities.”

In his most recent role as Chief Operating Officer, Mr. Lamothe oversaw Clinical, Research and Development, Quality, Manufacturing, and Operations, strengthening execution across the organization while advancing Aptevo’s programs. Previously, as Chief Financial Officer, he led

Finance, Business Development, Investor Relations, and Information Technology, providing broad strategic and operational perspective.

“It has been a privilege to serve as Chairman of Aptevo’s Board,” said Dr. Niederhuber. “As Lead Independent Director, I look forward to continuing to support the Company and working closely with Marvin and Jeff as Aptevo builds on its progress and pursues its next chapter.”

With a proven platform, advancing clinical programs, and a leadership structure aligned to support both execution and long-term strategy, we believe Aptevo is well positioned to continue progressing toward its objectives and delivering meaningful impact for patients fighting many different types of cancer.

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel multispecifics immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two-part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, designed to only be active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and was most recently evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has six preclinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR™ and ADAPTIR-FLEX™. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR™ and ADAPTIR-FLEX™ platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, development and continued development of Aptevo's current and potential future molecules, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to access to capital and funding runway, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, statements regarding the Company’s leadership transition, strategic direction, business outlook, expected future performance and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises, geopolitical risks, including the current war between Russia and Ukraine and any other military event that could evolve out of any of the current conflicts, and macroeconomic conditions such as economic uncertainty, imposition of tariffs, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628